SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 26, 2003

SUMMIT SECURITIES, INC.

(Exact name of registrant as specified in its charter)

Idaho	1-16177	82-0438135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 W. 1st Avenue, Spokane, Washington 99201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 838-3111

None

(Former name or former address, if change since last report)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

Summit Securities, Inc. Press Release

     The Registrant issued the following press release on December 26, 2003:

CONTACT: MARY KELLER
MARKET DEVELOPMENT & EXTERNAL AFFAIRS
(509) 835-2811 or (509) 994-8368

Summit Securities to Delist Preferred Stock

Company Will Not file Form 10-K as Scheduled

Company will Suspend Debenture and Note Payments

     Spokane, Wash. - December 26, 2003 — Summit Securities, Inc. (AMEX:SGM.pr) today announced that, in order to facilitate the continued trading of its Series S-3 preferred stock on the Over-the-Counter Bulletin Board (OTCBB), it plans to delist the preferred stock from trading on the American Stock Exchange (AMEX) and will file the requisite applications with the AMEX and the Securities and Exchange Commission (SEC) by December 31, 2003. Trading in the company’s preferred stock had been halted as of December 15 by AMEX, and the company was notified on December 22, 2003 that the AMEX planned to begin the process of delisting the stock. AMEX’s decision to delist was pursuant to Sections 1003 and 1009 of the AMEX Company Guide. Specifically, AMEX conveyed to the Company its belief that continued listing raised public interest concerns and that the Company did not comply with the listing or other agreements with AMEX.

     As a result of the delisting, the securities may be eligible for trading on an alternate exchange, such as the OTCBB or the National Quotation Bureau, thus potentially enabling shareholders to buy and sell shares.

     At the same time, Summit said that it will not file its Annual Report on Form10-K with the SEC until February 1, 2004 at the earliest. The company said its auditor Ernst & Young will not be able to complete its audit review by the original December 29, 2003, deadline, because, among other reasons, the Company is believed to have incurred losses in excess of those disclosed in its June 30, 2003, Quarterly Report on Form 10-Q and a review of those results has yet to be completed.

     The Company also said it would suspend all payments, including interest and principal, on Summit investment certificates and notes, effective at 5:00 pm, Pacific time, on December 26, 2003.

     Summit Securities, Inc., an Idaho company founded in 1990, had assets in excess of $700 million as of June 30, 2003.

     Source: Summit Securities, Inc.

# # #

     The forward-looking statements in this release concerning future events are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These and other risks are set forth in Summit’s reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Old Standard Life Insurance Company/Old West Annuity & Life Insurance Company
Press Release

     The Registrant’s wholly owned subsidiaries, Old Standard Life Insurance Company and Old West Annuity & Life Insurance Company, issued the following press release on December 26, 2003:

CONTACT: Sandra Sternberg of Sitrick &
Company, (310) 788-2850, for Old Standard Life
and Old West Annuity & Life

Old Standard Life and Old West Annuity & Life
Agree to be Placed under Voluntary
Administrative Supervision of Arizona and Idaho DOIs

Policyholders Remain Top Priority

     Post Falls, Idaho — December 26, 2003 — Old Standard Life Insurance Company and its sister company Old West Annuity & Life Insurance Company today announced that, in order to protect the companies and its policyholders from problems at its parent company, Summit Securities, Inc. (AMEX: SGM.pr), they have agreed to have the Idaho and Arizona Departments of Insurance (DOI) place both companies under voluntary administrative supervision.

     “We are confident that this measure will help reassure our policyholders and agents that parent-level issues do not and will not impair the safety, liquidity or stability of our business,” said Dale Whitney president of Old Standard and Old West.

     In a letter to employees and agents, Mr. Whitney said, “The administrative supervision does not reflect on the solvency either of Old Standard or Old West, which combined have assets in excess of $600 million and above-average capital and surplus ratios.

     “For the DOIs, Old Standard and Old West, the top priority as we diligently continue to monitor the situation at Summit is to put policyholders’ interests ahead of all other considerations.”

     Old Standard Life Insurance Company is an Idaho domestic company that began operations in 1990. It is a subsidiary of Summit Securities Inc. and is licensed to conduct business in 8 states.

     Old West Annuity & Life Insurance Company is an Arizona domiciled life insurance company, which was founded under the name Arizona Life Insurance Company, and was acquired by Old Standard Life insurance Company in 1996. It is licensed in 6 states.

Source: Old Standard Life Insurance Company and Old West Annuity & Life Insurance Company

# # #

Insurance Subsidiary Downgrade

     On December 23, 2003, A.M. Best downgraded the ratings of Old Standard and Old West to C++ from B-. In a letter to agents, the insurance companies reiterated that Best’s rating decision largely reflect Best’s concerns about the companies’ parent company’s financial difficulties. The companies stated that the issues affecting the parent company do not affect Old Standard or Old West, except that the downgrade may raise their cost of capital. The companies intend to continue to actively market their annuities. The companies stated that “Contracts continue to be written and annuitants will continue to receive payments under the terms of their contracts.” The companies have not lost any agents and their client base has remained stable. The companies intend to continue to monitor the situation at the parent level and continue to demonstrate that they can operate a strong, dependable insurance company with adequate liquidity and healthy premium growth, despite the financial problems that have affected the parent company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT SECURITIES, INC.

Date: December 29, 2003	By:	/s/ William A. Smith William A. Smith, Principal Financial Officer